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                                                                EXHIBIT 10.3


                              LSB BANCSHARES, INC.
                           MANAGEMENT INCENTIVE PLAN
                           EFFECTIVE JANUARY 1, 1996


                                   Article I
                                    Purpose

                 The LSB Bancshares, Inc. Management Incentive Plan (the "Plan") provides an opportunity for selected key employees of LSB Bancshares, Inc. ("LSB") and its subsidiaries to earn awards for the achievement of specific corporate and individual performance goals. The specific purposes of the Plan are:

                 (a)      to attract and retain key employees;

                 (b) to increase key employees' attention and achievement of specific goals related to the rate of return on the assets of LSB thereby enhancing the profitability of LSB; and

                 (c) to reward key employees for their individual and combined contributions to the achievement of specific performance objectives and strategic goals.

                                   Article II
                                  Definitions

                 The following words or terms used in the Plan and its Exhibits have the indicated meanings:

                 2.1 Beneficiary or Beneficiaries means a person or persons or other entity designated by a Participant to receive the payment of a Participant's entitlements under the Plan. If there is no valid designation by the Participant, or if the designated Beneficiary is not living or in existence at the time of the Participant's death, the Participant's Beneficiary is the Participant's estate.

                 2.2      Board means the Board of Directors of LSB.

                 2.3 Committee means the Stock Option and Compensation Committee of the Board.

                 2.4 Earned Incentive Award means the actual award a Participant is entitled to receive determined in accordance with Section 4.3.

                 2.5      Effective Date means January 1, 1996.
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                 2.6      Eligible Employee means an individual employed by LSB
or a Subsidiary in a legal and bonafide relationship of employer and employee and who is a key employee of LSB or a Subsidiary. An individual is a key employee of LSB or a Subsidiary if such individual is in a position to affect materially the profitability of LSB or a Subsidiary by reason of the nature and extent of such employee's duties and responsibilities.

                 2.7 Individual Performance Objectives means objectives determined by the Committee for individual performance by a Participant.

                 2.8      LSB means LSB Bancshares, Inc.

                 2.9 Maximum Incentive Award means the award a Participant is entitled to receive determined in accordance with Section 4.1, without giving effect to the achievement of Individual Performance Objectives.

                 2.10 Participant means an Eligible Employee designated by the Committee to participate in the Plan.

                 2.11     Plan means the LSB  Management Incentive Plan.

                 2.12     Plan Year means the calendar year.

                 2.13 Subsidiary means any corporation (other than LSB) in an unbroken chain of corporations beginning with LSB if each of the corporations in the chain (other than the last corporation) owns stock processing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                 2.14     Termination Event means:

                          (a)     Death of the Participant while employed by
LSB or a Subsidiary.

                          (b)     Retirement of the Participant from LSB or a
Subsidiary with the approval of the Board.

                          (c)     Disability of the Participant while employed
by LSB or a Subsidiary. For this purpose, the term "disability" shall mean the inability of a Participant, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or of indefinite duration, to perform his duties for LSB or a Subsidiary. The determination of disability shall be made by the Board based on medical evidence from an independent physician selected by the Participant with the approval of the Board.





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

                                  Article III
                                 Participation

                 3.1      Designation.

                          (a)     Prior to the beginning of each Plan Year, the
Committee shall select the Eligible Employees who shall become Participants with respect to such Plan Year. The Board, in its discretion, may determine that an Eligible Employee selected by the Committee shall not be a Participant with respect to a Plan Year.

                          (b)     Within sixty days after the Effective Date or
in the event of the promotion of an employee or the hiring of a new employee during the Plan Year, the Committee may approve the entry of a Participant into the Plan during the Plan Year. In such case, the Earned Incentive Award determined under Article IV with respect to such Participant shall be multiplied by a fraction, the numerator of which is the number of full calendar months during the Plan Year in which he is a Participant and the denominator of which is twelve.

                 3.2 Terms and Conditions of Participation. Participation in the Plan shall be subject to the provisions of the Plan and such other terms and conditions as the Board shall provide. Participation with respect to a Plan Year shall be evidenced by the delivery to the Participant of an Incentive Participation Certificate, a specimen of which is attached to the Plan as Exhibit A. Each Incentive Participation Certificate shall set forth the applicable Plan Year, the Individual Performance Objectives for the Participant, if any, and any other conditions (other than as contained in the Plan) relating to the Maximum Incentive Award and the payment thereof to the Participant.

                                   Article IV
                                Incentive Awards

                 4.1 Determination of Maximum Incentive Awards. Each Participant for a Plan Year shall be eligible to receive a Maximum Incentive Award determined by multiplying his Potential Award for the Plan Year by a fraction, the numerator of which is equal to the Actual ROAA minus the Minimum ROAA for the Plan Year, and denominator of which is equal to the Maximum ROAA minus the Minimum ROAA for the Plan Year.

                 4.2 Definitions. For purposes of this Article IV, the following definitions shall apply:

                          (a)     "Actual ROAA" means the ROAA actually
achieved by LSB for the Plan Year.

                          (b)     "Maximum ROAA" means the ROAA determined for
each Plan Year by the Committee above which no additional Maximum Incentive Award shall be paid. The Maximum ROAA with respect to a Plan Year shall be determined by the Committee prior





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

to the first day of such Plan Year or within sixty days after the Effective Date for the 1996 Plan Year.

                          (c)     "Minimum ROAA" means the ROAA determined for
each Plan Year by the Committee below which no Maximum Incentive Award shall be paid. The Minimum ROAA with respect to a Plan Year shall be determined by the Committee prior to the first day of such Plan Year or within sixty days after the Effective Date for the 1996 Plan Year.

                          (d)     "Potential Award" means with respect to each
Participant for the Plan Year a dollar amount determined by multiplying the mid-point level for his salary grade as of the first day of the Plan Year by a percentage designated by the Committee prior to the first day of the Plan Year or within sixty days after the Effective Date for the 1996 Plan Year. The Potential Award represents the Maximum Incentive Award payable to the Participant in the event the Maximum ROAA is achieved for the Plan Year and shall be reflected on his Incentive Participation Certificate for the Plan Year.

                          (e)     "ROAA" means a percentage determined by
dividing the net income of LSB for the Plan Year before accruals of Earned Incentive Awards under the Plan by the average daily total assets of LSB during the Plan Year. The ROAA for a Plan Year shall be determined by the independent certified public accountants of LSB in accordance with generally accepted accounting principles.

An example illustrating the calculation of the Maximum Incentive Award is attached as Exhibit B.

                 4.3      Determination of Earned Incentive Awards.  Subject to
Section 4.4, in the event the Committee does not establish Individual Performance Objectives or in the event the Committee, in its sole discretion, determines that the Individual Performance Objectives have been achieved, the Earned Incentive Award shall be equal to the Maximum Incentive Award. Subject to Section 4.4, in the event that the Committee, in its sole discretion, determines that the Individual Performance Objectives are partially achieved, the Earned Incentive Award shall be equal to a percentage of the Maximum Incentive Award determined by the Committee, in its sole discretion.

                 4.4 Notwithstanding any other provision of the Plan, the Board may review and approve the determination and payment of the Earned Incentive Award as determined under Article IV and in its discretion may adjust the amount of the payment as it deems necessary to meet the purpose of the Plan and the best interests of LSB. In no event shall an Earned Incentive Award be paid to a Participant who in the sole determination of the Board has violated established policies and practices of LSB as reflected in the minutes of the Board or the Committee.





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

                                   Article V
                   Termination of Employment During Plan Year

                 5.1 Termination for Reasons Other Than a Termination Event. The Participant shall not receive an Earned Incentive Award with respect to a Plan Year if, for reasons other than a Termination Event, the employment of the Participant by LSB or a Subsidiary is terminated during the Plan Year or the duties or position of the Participant is changed during the Plan Year so that he is no longer an Eligible Employee.

                 5.2 Termination on Account of Termination Event. In the event of a Termination Event, the Participant or his Beneficiary shall receive an Earned Incentive Award with respect to such Plan Year equal to the amount determined under Section 4.3 multiplied by a fraction, the numerator of which is the number of full calendar months during the Plan Year in which he was a Participant prior to the Termination Event and the denominator of which is twelve.

                                   Article VI
                       Payment of Earned Incentive Awards

                 Unless otherwise determined by the Committee or the Board, the Earned Incentive Award for a Plan Year shall be paid by LSB in cash to the Participant or his Beneficiary by the later of (a) March 15 following the end of the Plan Year, or (b) thirty days following the determination of the Actual ROAA for the Plan Year.

                                  Article VII
                                 Death Benefits

                 7.1      Designation of Beneficiary.

                          (a)     Each Participant may designate a Beneficiary
to receive any benefits due under the Plan upon the Participant's death. The Beneficiary designation must be made by executing a Beneficiary Designation Form. A specimen Beneficiary Designation Form is attached as Exhibit C.

                          (b)     A Participant may change an earlier
Beneficiary designation by a later execution of a Beneficiary Designation Form. The execution of a Beneficiary Designation Form revokes and rescinds any prior Beneficiary Designation Form. A Beneficiary designation is not binding on the Company until LSB receives the Beneficiary Designation Form.

                 7.2 Death Benefits. If a Participant dies before receiving all payments to which he is entitled under the Plan, payment of the amounts to which the Participant is entitled shall be made to the Participant's Beneficiary. Payments to the Beneficiary shall be made in the manner as they would have been made had the Participant continued to live.





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                                  Article VIII
                                   Guarantees

                 LSB has only a contractual obligation to pay the benefits described in Article IV. A Participant shall have no interest in any fund or specified asset of LSB. No trust fund shall be created in connection with the Plan or any Earned Incentive Award, and there shall be no required funding of amounts which may become payable under the Plan. Any amounts which are or may be set aside under the provisions of the Plan shall continue for all purposes to be a part of the general assets of LSB, and no person other than LSB shall, by virtue of the provisions of the Plan, have any interest in such assets. No right to receive payments from LSB pursuant to the Plan shall be greater than the right of any unsecured creditor of LSB.

                                   Article IX
                           Administration of the Plan

                 The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have plenary authority in its discretion, among other things, to designate the Participants to receive Earned Incentive Awards, to determine (a) the Individual Performance Objectives of each Participant, (b) the Minimum and Maximum ROAA, (c) the Potential Award of each Participant, (d) whether the Individual Performance Objectives have been achieved by a Participant and (e) the amount of the Earned Incentive Awards of each Participant, to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan.

                                   Article X
                     Amendment and Termination of the Plan

                 The Plan may be amended or terminated at any time by the Board, provided that such termination or amendment shall not, without the consent of the Participant, affect such Participant's rights with respect to Maximum Incentive Awards previously awarded to him. With the consent of the Participant affected, the Board may amend outstanding Maximum Incentive Awards in a manner not inconsistent with the Plan.

                                   Article XI
                      Restrictions on Transfer of Benefits

                 No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Committee, shall cease and terminate, and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her





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spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

                                  Article XII
                               General Provisions

                 12.1 No Right or Obligation of Continued Employment. Nothing contained in the Plan shall require LSB or a Subsidiary to continue to employ the Participant, nor shall the Participant be required to remain in the employment of LSB or a Subsidiary.

                 12.2 Withholding. There shall be deducted from the payment of the Earned Incentive Award the amount of any tax or other amount required by any governmental authority to be withheld and paid over by LSB to such authority for the account of the person entitled to such payment.

                 12.3 Retirement Plans. In no event shall any amounts accrued or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which a Participant shall be entitled under any retirement plan to which LSB or a Subsidiary may be a party.

                 12.4 Surrender of Certificate. Upon the receipt of an Earned Incentive Award or forfeiture of a Maximum Incentive Award, the Participant or other holder of the Incentive Participation Certificate representing the right to receive such Award shall surrender the Certificate to LSB.

                 12.5 Dilution or Other Adjustments. If there is any change in LSB because of a merger, consolidation or reorganization involving LSB, the Board shall make such adjustments to any provisions of the Plan as the Board deems desirable to prevent the dilution or enlargement of rights granted hereunder.

                 12.6 Binding on Successors. The obligations of LSB under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of LSB, and the term "LSB," whenever used in the Plan, shall mean and include any such organization after the succession.

                 12.7 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.





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                                                                       EXHIBIT A


                              LSB BANCSHARES, INC.
                           MANAGEMENT INCENTIVE PLAN


                 Pursuant to the LSB Bancshares, Inc. Management Incentive Plan (the "Plan"), LSB Bancshares, Inc. ("LSB") hereby certifies to ______________________ (the "Participant") that LSB has on ________________,
______, approved the entry of the Participant into the Plan with respect to the Plan Year commencing on January 1, _____. Through participation in the Plan, the Participant is eligible to receive a Potential Award in the amount of $________________ in the event LSB achieves a _____% ROAA for the Plan Year and the Individual Performance Objectives, if any, specified below are achieved.
No award shall be paid under the Plan in the event the ROAA for the Plan Year is ______% or less.

                 The Individual Performance Objectives, if any, for the Participant for the Plan Year are attached hereto as Annex 1. In the event that ROAA for the Plan Year is greater than ______% and the Individual Performance Objectives are achieved, as determined by LSB, the Participant shall be entitled to receive an incentive award determined in accordance with the terms of the Plan. In the event that ROAA for the Plan Year is greater than ______% and the Individual Performance Objectives are partially achieved, as determined by LSB, the Participant shall be entitled to receive a portion of the incentive award determined in accordance with the terms of the Plan. The determination and payment of awards shall be subject to and governed by the terms and conditions of the Plan.

                 This the ____ day of ________________, _____.


                                       LSB BANCSHARES, INC.



                                       By:
                                          ----------------------------
                                                    President



Attest:


------------------------------
         Secretary

[Corporate Seal]

                                                                         Annex I


                       INDIVIDUAL PERFORMANCE OBJECTIVES

                                                                       EXHIBIT B


                 EXAMPLE OF MAXIMUM INCENTIVE AWARD CALCULATION


Factors
-------

Salary Mid-Point          =       $50,000
Incentive %               =       10%
Actual ROAA               =       1.2%
Minimum ROAA              =       0.8%
Maximum ROAA              =       1.6%

Calculation
-----------
Potential Award           =       Salary Mid-Point x Incentive %
                          =       $50,000 x 10%
                          =       $5,000


Maximum
Incentive Award           =       Potential Award x (Actual ROAA - Minimum ROAA)
                                                     --------------------------
                                                    (Maximum ROAA - Minimum ROAA)

                          =       $5,000   x       (1.2% - 0.8%)
                                                    -----------
                                                   (1.6% - 0.8%)

                          =       $5,000   x       0.4%
                                                   ----
                                                   0.8%

                          =       $5,000   x       50%

                          =       $2,500


                                                                       EXHIBIT C


                            BENEFICIARY DESIGNATION



The undersigned Participant, having potential rights to payments following his death under the LSB Bancshares, Inc. Management Incentive Plan (the "Plan"), hereby designates the following beneficiary entitled to any such payments under the plan following his death:

                   Name                             Address




In default of said beneficiary, the death benefit shall be payable to the participant's estate.

This designation supersedes all designations, if any, previously made under the Plan. It is subject to change by the participant upon delivery of a new designation to LSB Bancshares, Inc..

This designation is made in duplicate, one executed copy of which shall be retained by LSB Bancshares, Inc. and one by the participant.



Dated:                                     Participant:
      ---------------------


                                           ----------------------------------
                                           Signature


                                           ----------------------------------
                                           Print Name



Dated:                                     LSB Bancshares, Inc.
      ---------------------
                                           By:
                                              ------------------------------